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                                                                     Exhibit 1.2
                           MADISON GAS AND ELECTRIC COMPANY


                                        Notes


                                   TERMS AGREEMENT

                                                               ___________, 1998

Underwriters
Addresses



Dear Sirs:

          Madison Gas and Electric Company, a Wisconsin corporation (the "Company"), confirms its agreement with ____________________ (the
"Underwriters") with respect to the issue and sale by the Company of its Notes, ___% Series due ____ (the "Notes"). The Notes are to be issued pursuant to the indenture (the "Indenture") dated as of ____________, 1998 between the Company and Bank One, N.A., as trustee.

          This Terms Agreement is entered into pursuant to, and hereby incorporates by reference all of the terms of, the Distribution Agreement dated ______________, 1998, between the Company and the Underwriters, as Agents thereunder ("Distribution Agreement"). Capitalized terms used in this Terms Agreement have the definitions given to them in the Distribution Agreement.

          SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Underwriters as of the date hereof and as of the Settlement Date for the purchase, sale and delivery of the Notes to the Underwriters, that the representations and warranties of the Company in the Distribution Agreement are true and correct as if made as of the date hereof and as of the Settlement Date.

          SECTION 2. PURCHASE AND OFFERING. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price and on the other terms set forth in
Schedule I hereto, the principal amount of the Notes set forth opposite its name in Schedule I hereto, and the Notes shall have the terms set


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forth in Schedule I hereto, which is incorporated by reference in this Terms
Agreement.

          SECTION 3. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The respective obligations of the Underwriters under this Terms Agreement with respect to the Notes are subject to the accuracy, on the date hereof and on the Settlement Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations contained in the Distribution Agreement and this Terms Agreement, and to each of the following additional terms and conditions:

          (a) NO STOP ORDER. On the Settlement Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall be in effect and no stop order proceeding shall be pending or shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; and any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) LEGAL MATTERS. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Terms Agreement, the Notes and the Registration Statement, the Prospectus and all other legal matters relating to this Terms Agreement and the transactions contemplated hereby shall be satisfactory in all respects to _____________, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters (it being understood that such counsel shall not be required to pass on any financial statements and other financial data included in the Prospectus).

          (c) OTHER CERTIFICATES, OPINIONS AND LETTERS. The Company shall have furnished to the Underwriters on the Settlement Date, (i) a certificate dated the Settlement Date complying with Section 8(b) of the Distribution Agreement; (ii) a written opinion of Stafford, Rosenbaum, Reiser & Hansen, or other counsel satisfactory to the Underwriters, dated the Settlement Date, complying with Section 8(c) of the Distribution Agreement; and (iii) a letter of Pricewater- houseCoopers LLP, dated the Settlement Date complying with Section 8(d) of the Distribution Agreement.

     SECTION 4. GOVERNING LAW. This Terms Agreement and all the rights and obligations of the parties shall be governed by and


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construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York. Any suit, action or proceeding brought by the Company against the Underwriters in connection with or arising under this Terms Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

     SECTION 5.  CERTAIN COSTS.  Notwithstanding anything to the contrary in
Section 4(r) of the Distribution Agreement, the Underwriters shall pay the fees and expenses of their counsel.

     SECTION 6. PARTIES. This Terms Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 of the Distribution Agreement and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Terms Agreement or any provision herein contained. This Terms Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     SECTION 7. EXECUTION IN COUNTERPARTS. This Terms Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              MADISON GAS & ELECTRIC COMPANY


                              By: __________________________
                                  Name:
Accepted:                         Title:

Names of Underwriters

by:  ___________________


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     by:_____________________
        Name:
        Title:


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                                      SCHEDULE I


Terms Agreement dated ____________, 1998, to Distribution
     Agreement dated _____________, 1988, between Madison Gas and Electric Company and _______________________________

Underwriters' Address:

          ____________________
          ____________________
          ____________________
          ____________________
          ____________________
          ____________________

Registration No.  333-_____

Designation of Notes:         ___% Series due ____

Maturity Date:                _____________, ____

Interest Rate per annum:      ___%

Interest Payment Dates:       ______________ and ______________

First Interest Payment Date:  __________________, 199_


     Principal amount of Notes to be severally purchased by each Underwriter:


               Underwriter                     Amount

                                             $ __________
                                               __________
                                             -------------

     Total Principal Amount of Notes         $
                                               __________
                                             -------------
                                             -------------

     Purchase Price as percent of
          principal amount, plus
          accrued interest from
          ________, 1998                          ______%


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     Initial Public Offering Price as
          percent of principal amount,
          plus accrued interest from
          _____________, 1998                 ______%

     Dealer discount:  not in
          excess of                                 %

     Reallowance to dealers:  not
          in excess of                              %

     Redemption Provisions:







Form of Notes:                Book-Entry Notes

Settlement Date:              ____________, 1998

Settlement Time:              10:00 a.m., New York time

Place:                        Sidley & Austin
                              One First National Plaza
                              Chicago, Illinois  60603

Payment:

          [By transfer of same day Federal funds to _______________________________________, ABA #_________,
          Account #______ for credit to Madison Gas and Electric
          Company]


Stand-Off Period: The Company will not, without the prior written consent of the Underwriters, offer or sell, or enter into any agreement to offer or sell, any debt securities of the Company (other than the Notes and commercial paper in the ordinary course of business) until after the Settlement Date.


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